UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            July 13, 2026

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

850 West Chester Pike, Suite 205, Havertown, PA	19083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2026, the Company awarded (a) Christopher V. Vitale, President and Chief Executive Officer of the Company, a $178,000 cash bonus and 8,700 restricted shares of common stock of the Company under the AMREP Corporation 2016 Equity Compensation Plan that vest as follows: 2,900 shares on July 13, 2027, 2,900 shares on July 13, 2028 and 2,900 shares on July 13, 2029, subject to the continued employment of Mr. Vitale on each vesting date and (b) Adrienne M. Uleau, Chief Financial Officer and Vice President of the Company, a $64,000 cash bonus and 2,250 restricted shares of common stock of the Company under the AMREP Corporation 2016 Equity Compensation Plan that vest as follows: 750 shares on July 13, 2027, 750 shares on July 13, 2028 and 750 shares on July 13, 2029, subject to the continued employment of Ms. Uleau on each vesting date. On July 13, 2026, the Company approved a change in salary to $395,000 for Mr. Vitale and to $205,000 for Ms. Uleau effective as of July 27, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: July 14, 2026	By:	/s/ Christopher V. Vitale
		Name:	Christopher V. Vitale
		Title:	President and Chief Executive Officer